UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2006

SILICON STORAGE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California	000-26944	77-0225590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1171 Sonora Court Sunnyvale, California	94086
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 735-9110

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 24, 2006, Silicon Storage Technology, Inc., or SST, was served two summons regarding the following complaints.

On July 13, 2006, a shareholder derivative complaint was filed in the United States District Court for the Northern District of California by Mike Brien. On July 18, 2006, a shareholder derivative complaint was filed in the United States District Court for the Northern District of California by Behrad Bazargani. Both complaints were brought purportedly on behalf of SST against certain current and former officers and directors of SST and allege among other things, that the named officers and directors: (a) breached their fiduciary duties as they allegedly colluded with each other to backdate stock options (b) violated Rule 10b-5 of the Securities Exchange Act of 1934 through their alleged actions, and (c) were unjustly enriched by their receipt and retention of such stock options.

SST’s management believes that SST and the named officers and directors have meritorious defenses to the complaints and intends to take all appropriate action in responding to the complaints.

SST does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, purporting derivative status, in either federal or state court, which are based on allegations substantially similar to those contained in the complaints described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated July 26, 2006

SILICON STORAGE TECHNOLOGY, INC.

	By:	/s/ Arthur O. Whipple
Arthur O. Whipple
Vice President Finance &
Chief Financial Officer